UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2014 (March 7, 2014)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   Executive Officer Compensation and Equity Awards

On March 7, 2014, the Board of Directors (the “Board”) of NewLink Genetics Corporation (the "Company") reviewed and approved the 2014 corporate and individual performance objectives to be evaluated by the Compensation Committee in connection with the determination of 2014 bonus awards for the Company's "named executive officers," as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Officers").

The 2014 corporate goals for the year include securing new financing, meeting specific enrollment targets in the Phase 3 HyperAcute Pancreas Phase 3 PILLAR trial, meeting specific enrollment targets in the Indoximod/NLG-919 Phase 1 and Phase 2 clinical trials; and establishing a functioning expansion site in Austin, Texas. Each Officer's performance goals include one or more of the corporate goals in addition to one or more separate individual goals not included in the corporate goals. Each Officer's 2014 bonus will be determined by multiplying a weighted average percentage of corporate goals achieved by the Company by the weighted average percentage of individual goals achieved by the Officer. The Board has reserved the flexibility to reward achievement in excess of corporate or individual objectives by awarding a bonus in excess of the target bonus amount.

Dr. Charles Link's performance goals for 2014 were the same as the corporate goals. Dr. Vahanian’s individual goals for 2014 included the corporate goals related to enrollment in the HyperAcute Pancreas Phase 3 PILLAR trial, the Indoximod/NLG-919 clinical trial and the corporate expansion site in Texas, and separate individual goals related to manufacturing of product candidates for clinical trials and completing a contract manufacturing arrangement. Mr. Link’s goals included the corporate goals of securing new financing, and separate individual goals of identifying an operating location for ex-U.S. business headquarters, timely completion of SEC filings, securing new analyst coverage and process planning for pre-commercial activity. Dr. Ramsey’s individual goals include preparation of Biologic License Application (BLA) modules, completion of a BLA meeting with the FDA, submission of validation information to the U.S. Food and Drug Administration (FDA), filing and maintenance of INDs, compliance and clinical monitoring. Mr. Wiley’s individual goals include a partnering transaction, engagement of potential partners for a collaboration, and specific commercialization activities. The Board has reserved the ability to award above-target bonuses to recognize over-achievement of corporate and/or individual goals.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    March 13, 2014

NewLink Genetics Corporation

By:	/s/ Gordon H. Link, Jr.
Gordon H. Link, Jr.
Its:	Chief Financial Officer